UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Columbus Circle, Floor 15, New York, NY 10019

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On July 9, 2025, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into the Amended and Restated Waiver and Rights Agreement (the “Waiver Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Pursuant to the Waiver Agreement, the Company agreed to grant to GHS the right (the “Rights”) to receive up to $754,500 (the “Resales Cap”) shares of Common Stock, subject to a 4.99% beneficial ownership limitation. All exercises of Rights are at the closing price of the Company’s Common Stock the trading day prior to exercise. The net proceeds of the resales of the Rights Shares by GHS will be deducted from the Resales Cap. Pursuant to the Waiver Agreement, GHS be allowed to sell not more than 20% of the daily trading volume of the Company's Common Stock on any single trading day on any given day where the dollar volume is less than $100,000 and notwithstanding the foregoing GHS will be permitted to sell at least $2,500 worth of stock on any given day. The Company has the right at any time to pay the Resales Cap with cash.

The Waiver Agreement replaces the Waiver and Rights Agreement dated August 14, 2024 between the Company and GHS.

Item 7.01	Regulation FD Disclosure.

On July 10, 2025, Dennis O’Leary, the Chief Executive Officer of the Company, hosted an X Space (formerly Twitter Space) which provided general business discussion and updates. The X Space can be found at the following link and is incorporated herein by reference:

https://x.com/darkpulsetech/status/1943339799080820875?s=46

The furnishing of the X Space is not an admission as to the materiality of any information therein. The information contained in the X Space is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the X Space shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the X Space shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: July 15, 2025	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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